UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2018

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

27 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2018, SIGA Technologies, Inc., a Delaware corporation (the “Company”), entered into a Second Amended and Restated Employment Agreement (the “Second Amended and Restated Abrams Employment Agreement”) with its General Counsel and Chief Administrative Officer, Robin E. Abrams. The Second Amended and Restated Abrams Employment Agreement amends and restates the Company’s First Amended and Restated Employment Agreement, dated August 1, 2016, with Ms. Abrams (the “Prior Abrams Agreement”). A copy of the Prior Abrams Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K dated August 2, 2016. The Second Amended and Restated Abrams Employment Agreement amends the Prior Abrams Agreement to provide for an additional two year term commencing on August 1, 2018, and to make certain other technical and clarifying changes. Otherwise, the material terms of the Second Amended and Restated Abrams Employment Agreement are substantially unchanged from those of the Prior Abrams Agreement.

The foregoing description is qualified in its entirety by reference to the Second Amended and Restated Abrams Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are included in this report:

Exhibit
No.	Description

10.1	Second Amended and Restated Employment Agreement, dated August 1, 2018, between SIGA Technologies, Inc. and Robin E. Abrams.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date: August 3, 2018